EXHIBIT 10.56
Amendment No. 2 to the Severance Agreement
between Seabulk International, Inc. and [__________________]
Dated as of April 18, 2005
     This Amendment to the Severance Agreement by and between Seabulk International, Inc., a Delaware corporation (the “Company”), and [___] (“Executive”), dated as of [___] (the “Agreement”), is entered into as of the 18th day of April, 2005.
     WHEREAS, the Compensation Committee of the Board of Directors of the Company authorized this amendment on April 18, 2005;
     NOW, THEREFORE, in consideration of the mutual covenants and the mutual benefits provided in the Agreement, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive hereby amend the Agreement as set forth below:
     1. The following new subparagraph (c) shall be added to Paragraph 3 of the Agreement:
     “(c) Pay Executive a lump sum cash payment in respect of his accrued but unused vacation days (if any) for the year of termination on or before the fifth day after the last day of Executive’s employment with the Company.”
     2. The following new subparagraph (e) shall be added to Paragraph 4 of the Agreement:
     “(e) Pay Executive a lump sum cash payment in respect of his accrued but unused vacation days (if any) for the year of termination on or before the fifth day after the last day of Executive’s employment with the Company. Further, if Executive’s employment with the Company terminates prior to the payment of incentive awards under the Company’s Management Annual Incentive Compensation Plan (“MAICP”) for the 2005 calendar year, the Company shall also pay Executive, on or before the fifth day after the last day of Executive’s employment with the Company, a lump sum cash payment equal to 100% of the 2005 maximum incentive award specified for Executive under the MAICP multiplied by a fraction, the numerator of which shall be the number of days Executive was employed by the Company during calendar year 2005 and the denominator of which shall be 365.”
     3. As so amended, the Agreement remains in full force and effect.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 2 to be duly executed and delivered as of the day and year first written above.

SEABULK INTERNATIONAL, INC.

EXECUTIVE	By:

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